As filed with the Securities and Exchange Commission on July 26, 1996.

                                              Registration No. 333-_____________



                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                             ITI TECHNOLOGIES, INC.
               (Exact name of issuer as specified in its charter)

            DELAWARE                                     06-1340453
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

           2266 NORTH SECOND STREET, NORTH SAINT PAUL, MINNESOTA 55109 (Address of Principal Executive Offices, including Zip Code)

                             ITI TECHNOLOGIES, INC.
                      LONG-TERM STOCK INCENTIVE PLAN (1992)
                    (AMENDED AND RESTATED AS OF MAY 8, 1996)
                            (Full title of the plan)

            THOMAS L. AUTH                                    Copy to:
 PRESIDENT AND CHIEF EXECUTIVE OFFICER                 MICHELE D. VAILLANCOURT
        ITI TECHNOLOGIES, INC.                          WINTHROP & WEINSTINE
       2266 NORTH SECOND STREET                       3000 DAIN BOSWORTH PLAZA
   NORTH SAINT PAUL, MINNESOTA 55109                    60 SOUTH SIXTH STREET
(Name and address of agent for service)             MINNEAPOLIS, MINNESOTA 55402
                                                            (612) 347-0700

                                 (612) 777-2690
          (Telephone number, including area code, of agent for service)

               Approximate date of commencement of proposed sale:
   FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
              TITLE OF                                              PROPOSED                PROPOSED
             SECURITIES                                             MAXIMUM                 MAXIMUM               AMOUNT OF
               TO BE                       AMOUNT TO             OFFERING PRICE            AGGREGATE             REGISTRATION
             REGISTERED                  BE REGISTERED             PER SHARE             OFFERING PRICE              FEE
- -----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value             500,000 shares            $31.50 (1)           $15,750,000 (1)             $5,431
- -----------------------------------------------------------------------------------------------------------------------------------


(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c), based upon the quotations for such Common Stock on July 23, 1996, as reported on the NASDAQ National Market.



                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


      The documents containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. Such documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933 (the "Act").


ITEM 1.  PLAN INFORMATION.


ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents are incorporated herein by reference:

      a. The Company's annual report on Form 10-K for the year ended December 31, 1995 which contains audited financial statements for the Company's fiscal year ended December 31, 1995.

      b. The Company's quarterly report on Form 10-Q for the three months ended March 31, 1996 and all other reports filed by the Company with the Securities and Exchange Commission since December 31, 1995, pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act").

      c. Description of the Company's Securities, contained in the Company's Registration Statement on Form S-1 (Registration No. 33-84328), as incorporated by reference into the Company's Registration Statement on Form 8-A (File No. 0-24900), filed with the Securities and Exchange Commission.

      d. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining to be sold.


ITEM 4.  DESCRIPTION OF SECURITIES.

      The common stock, $.01 par value, (the "Common Stock") of the Company offered pursuant to this registration statement is registered under Section 12(g) of the Exchange Act. The description of the Company's Common Stock is incorporated by reference pursuant to Item 3.c. above.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      The Company is organized under The General Corporation Law of the State of Delaware, Title 8 of the Delaware Code (1984). Pursuant to Section 145 of Title 8 of the Delaware Code, the Company may provide and has provided in its Certificate of Incorporation that its current and former officers, directors, employees and agents be indemnified to the fullest extent permitted if they act in good faith and in a manner they reasonably believe to be in or not opposed to the best interests of the Company. Such indemnification may cover liabilities under the Act.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.


ITEM 8.  EXHIBITS.

EXHIBIT
NUMBER      DESCRIPTION                                                  PAGE

5.1 Opinion of Winthrop & Weinstine, P.A. as to the legality of Common Stock of the Company

23.1        Consent of Coopers & Lybrand
            L.L.P..........................................

23.2 Consent of Winthrop & Weinstine, P.A. [included in its opinion filed as Exhibit 5.1].

24.1        Powers of Attorney [included as part of
            signature page].

99.1        ITI Technologies, Inc. Long-Term Stock Incentive
            Plan (1992) (Amended and Restated as of May 8,
            1996)...........................................


ITEM 9.  UNDERTAKINGS.

(A)   RULE 415 OFFERING.

      The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

            Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
            Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      (2) That for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


(B)   FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE.

      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


(H) STATEMENT REQUIRED IN CONNECTION WITH FILING OF REGISTRATION STATEMENT ON FORM S-8.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Saint Paul, State of Minnesota on July 23, 1996.


                                     ITI TECHNOLOGIES, INC.



                                     By  /s/ Thomas L. Auth
                                           Thomas L. Auth
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

      Each person whose signature appears below hereby constitutes and appoints Thomas L. Auth and W. Wallace McDowell, Jr., or either of them, such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such person and in such person's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits hereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




SIGNATURE                                       TITLE                                        DATE


 /s/ Thomas L. Auth                             President, Chief Executive Officer,          July 23, 1996
- ----------------------------------------        and Director
Thomas L. Auth                                  (Principal Executive Officer and
                                                Principal Financial Officer)


 /s/ W. Wallace McDowell, Jr.                   Chairman of the Board and Director           July 23, 1996
- ----------------------------------------
W. Wallace McDowell, Jr.


 /s/ William C. Ughetta, Jr.                    Assistant Secretary and Director             July 23, 1996
- ----------------------------------------
William C. Ughetta, Jr.


 /s/ Sangwoo Ahn                                Director                                     July 23, 1996
- ----------------------------------------
Sangwoo Ahn


 /s/ Walter Barry                               Director                                     July 23, 1996
- ----------------------------------------
Walter Barry


 /s/ Perry J. Lewis                             Director                                     July 23, 1996
- ----------------------------------------
Perry J. Lewis


 /s/ Jack A. Reichert                           Vice President Finance (Principal            July 23, 1996
- ----------------------------------------        Accounting Officer)
Jack A. Reichert